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                                                                    EXHIBIT 12.1

                   Spieker Properties, L.P. and Subsidiaries
               Computation of Ratio of Earnings to Fixed Charges
                         (in thousands, except ratios)

                                                            Three Months Ended
                                                       --------------------------
                                                         March 31.      March 31,
                                                           1997            1996
                                                       --------------------------
Earnings:
     Income from operations before disposition of
        property and minority interest                 $    23,812    $    14,829
     Interest expense (1)                                   12,013          8,837
     Amortization of capitalized interest                       72             55
                                                       --------------------------
     Total earnings                                         35,897    $    23,721
                                                       ==========================
Fixed charges:
     Interest expense (1)                              $    12,013    $     8,837
     Capitalized interest                                    1,235            581
                                                       --------------------------
     Total fixed charges                               $    13,248    $     9,418
                                                       ==========================
     Ratio of earnings to fixed charges                       2.71           2.52
                                                       ==========================
     Fixed charges in excess of earnings               $         -    $         -
                                                       ==========================

Notes:
   (1) Includes amortization of debt discount and deferred financing fees.